As filed with the Securities and Exchange Commission on April 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	45-2598330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6649 Westwood Blvd. Orlando, FL	32821
(Address of Principal Executive Offices)	(Zip Code)

MARRIOTT VACATIONS WORLDWIDE CORPORATION

DEFERRED COMPENSATION PLAN

(Full title of the plan)

James H Hunter, IV

Executive Vice President and General Counsel

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd.

Orlando, FL 32821

(Name and address of agent for service)

(407) 206-6000

(Telephone number, including area code, of agent for service)

Copy to:

Stephen I. Glover

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Deferred Compensation Obligations	$80,000,000	100%	$80,000,000	$8,056

(1)	The Deferred Compensation Obligations are unsecured obligations of Marriott Vacations Worldwide Corporation to pay deferred compensation in the future in accordance with the terms of the Marriott Vacations Worldwide Corporation Deferred Compensation Plan.
(2)	Calculated solely for purposes hereof pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Marriott Vacations Worldwide Corporation, a Delaware corporation (the “Registrant” or the “Company”), relating to an additional $80,000,000 of unsecured obligations of the Company to pay deferred compensation in the future (the “Deferred Compensation Obligations”) in accordance with the terms of the Marriott Vacations Worldwide Corporation Deferred Compensation Plan (the “Plan”), which Deferred Compensation Obligations are in addition to the $20,000,000 of Deferred Compensation Obligations registered on the Company’s Form S-8 filed on October 16, 2013 (Commission File No. 333-191765) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the $80,000,000 of Deferred Compensation Obligations not previously registered.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

4.1	Restated Certificate of Incorporation of Marriott Vacations Worldwide Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 22, 2011).

4.2	Restated Bylaws of Marriott Vacations Worldwide Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 22, 2011).

4.3	Marriott Vacations Worldwide Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 4.3 of the Prior Registration Statement).

5.1	Opinion of Foley & Lardner LLP.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, Marriott Vacations Worldwide Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 29, 2016.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By:	/s/ Stephen P. Weisz
Stephen P. Weisz President, Chief Executive Officer and Director
(Principal Executive Officer)

We, the undersigned officers and directors of Marriott Vacations Worldwide Corporation, do hereby constitute and appoint James H Hunter, IV and Stephen P. Weisz, and each of them acting alone, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done or have done or caused to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on April 29, 2016.

Signature	Title

/s/ John E. Geller, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
John E. Geller, Jr.

/s/ Laurie A. Sullivan	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
Laurie A. Sullivan

/s/ William J. Shaw	Chairman and Director
William J. Shaw

/s/ C.E. Andrews	Director
C. E. Andrews

/s/ Raymond L. Gellein, Jr.	Director
Raymond L. Gellein, Jr.

/s/ Thomas J. Hutchison III	Director
Thomas J. Hutchison III

/s/ Melquiades R. Martinez	Director
Melquiades R. Martinez

/s/ William W. McCarten	Director
William W. McCarten

/s/ Dianna F. Morgan	Director
Dianna F. Morgan

/s/ Stephen P. Weisz	Director
Stephen P. Weisz

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of Marriott Vacations Worldwide Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 22, 2011).

4.2	Restated Bylaws of Marriott Vacations Worldwide Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 22, 2011).

4.3	Marriott Vacations Worldwide Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 4.3 of the Prior Registration Statement).

5.1	Opinion of Foley & Lardner LLP.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on signature page).